EXHIBIT 10.1

FOURTH AMENDMENT TO

AMENDED AND RESTATED CREDIT AGREEMENT

THIS FOURTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is entered into and effective as of December 7, 2009, among CRIMSON EXPLORATION INC., a Delaware corporation (the “Borrower”), the undersigned Guarantor (the “Guarantor”), the Lenders party to the Credit Agreement referenced below (the “Lenders”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Agent for the Lenders (in such capacity, together with its successors in such capacity, “Agent”, and in its individual capacity “Wells Fargo”).

WITNESSETH:

WHEREAS, Borrower, the Guarantor, Agent and the Lenders entered into that certain Amended and Restated Credit Agreement dated as of May 31, 2007, as amended by that certain First Amendment to Amended and Restated Credit Agreement dated as of July 31, 2009, as amended by that certain Second Amendment to Amended and Restated Credit Agreement dated as of November 6, 2009, and as amended by that certain Third Amendment and Limited Waiver to Amended and Restated Credit Agreement dated as of November 6, 2009 (as the same may be renewed, extended, amended or restated from time to time, the “Credit Agreement”), whereby Agent and the Lenders agreed to make available to Borrower a credit facility upon the terms and conditions set forth in the Credit Agreement;

WHEREAS, Borrower and Guarantor have asked Agent and the Lenders to amend certain provisions of the Credit Agreement to reflect certain changes therein; and

WHEREAS, Agent and the Lenders have agreed to amend certain provisions of the Credit Agreement as set forth herein.

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, the parties to this Amendment hereby agree as follows:

SECTION 1.    Terms Defined in Credit Agreement. As used in this Amendment, except as may otherwise be provided herein, all capitalized terms defined in the Credit Agreement shall have the same meaning herein as therein, all of such terms and their definitions being incorporated herein by reference. The Credit Agreement, as amended by this Amendment, is hereinafter called the “Agreement.”

SECTION 2.    Amendments to Credit Agreement. Subject to the conditions precedent set forth in Section 5 hereof, the Credit Agreement is hereby amended as follows:

(a)         Section 1.02 of the Credit Agreement is hereby amended by inserting the definitions of the terms “Permitted Senior Notes” and “Secondary Equity Offering”, in alphabetical order, as follows:

"Permitted Senior Notes" shall mean any unsecured senior or unsecured senior subordinated Debt, issued pursuant to Section 9.01(m) and any refinancing thereof,the aggregate principal amount of which does not exceed $200,000,000 at any one time outstanding.”

"Secondary Equity Offering" shall mean the closing of one or more public offerings for shares of capital stock or other equity interests of the Borrower after December 8, 2009.”

(b)        Section 2.08 of the Credit Agreement (Borrowing Base) is hereby amended by inserting Subsection (f), in order, to read as follows:

“(f) Notwithstanding anything to the contrary contained herein, each time Borrower issues any Debt under Section 9.01(m) which, together with all other issuances under such Section, less the aggregate amount of such Debt incurred under Section 9.01(m) previously repurchased or redeemed, in the aggregate exceeds $150,000,000, then on the date of issuance thereof, and without duplication, the Borrowing Base then in effect shall be reduced automatically by an amount equal to the product of 0.25 and the incremental stated principal amount of such Debt so issued in excess of $150,000,000. The Borrowing Base as so reduced shall become the new Borrowing Base immediately upon such date of issuance and shall remain in effect until redetermined pursuant to this Agreement. For purposes of this Section 2.08(f), if any such Debt is issued at a discount or otherwise sold for less than "par", the reduction shall be calculated based upon the stated principal amount without reference to such discount. Such automatic redetermination of the Borrowing Base shall not constitute a ‘special redetermination’ under Section 2.08(d)(ii) of the Credit Agreement.”

(c)         Section 9.01 of the Credit Agreement (Permitted Indebtedness) is hereby amended by inserting clause (m) to read as follows:

“(m)    Permitted Senior Notes and any guarantees thereof issued after December 8, 2009 pursuant to one or more indentures, provided that (i) at the time of incurring such Debt (A) no Default has occurred and is then continuing and (B) no Default would result from the incurrence of such Debt after giving effect to the incurrence of such Debt (and any concurrent repayment of Debt with the proceeds of such incurrence), (ii) such Debt does not mature, and is not subject to mandatory repurchase, redemption or amortization (other than pursuant to customary asset sale or change of control provisions requiring redemption or repurchase) prior to the date that is three months after the then latest Maturity Date of the Second Lien Loan Agreement, (iii) the covenants and events of default applicable thereto shall be based upon prevailing market conditions for public offerings or private placements of high yield securities, but in any event shall not contain financial maintenance covenants, (iv) no Subsidiary of the Borrower shall at any time be a guarantor of (or incur guarantee obligations with respect to) such Debt unless the respective Subsidiary is at such time a Guarantor hereunder, (v) prior to, or concurrently with, the issuance of any Permitted Senior Notes, the Borrower shall have received proceeds from the sale of capital stock or receive an equity contribution in an amount equal to at least $15 million in the aggregate from any Person(s) after December 8, 2009 and (vi) concurrently with the incurrence of such Debt, the Borrowing Base is adjusted pursuant to Section 2.08(f); provided further that the net proceeds of such Debt shall be applied first, to prepay the Loans in an aggregate principal amount to cure any Deficiency created by a reduction in the Borrowing Base pursuant to Section 2.08(f), together with interest on the principal amount paid accrued to the date of such prepayment, second, to repay Borrower’s obligations under the Second Lien Loan Agreement (as provided therein), and thereafter for such purposes as the Borrower may determine and otherwise in compliance with this Agreement.”

(d)        Section 9.13 of the Credit Agreement (Current Ratio) is hereby amended in its entirety to read as follows:

“The Borrower will not permit its Current Ratio to be less than 1.00 to 1.00 at any time (except for Borrower’s fiscal quarter ending December 31, 2009, in which case Borrower shall not permit its Current Ratio to be less than 0.60 to 1.00 at any time, provided, that, if the Borrower receives aggregate net proceeds from a Secondary Equity Offering of $100,000,000 or more before December 31, 2009, then the Current Ratio for the fiscal quarter ending December 31, 2009 shall be 1.00 to 1.00). The Current Ratio shall be calculated and tested quarterly as of the last day of each fiscal quarter of Borrower. As used in this Section 9.13, “Current Ratio” shall mean the ratio of (i) consolidated Current Assets to (ii) consolidated Current Liabilities; "Current Assets" shall have the meaning of such term as defined by GAAP, except any availability under the Borrowing Base shall be included in the definition of Current Assets; and "Current Liabilities" shall have the meaning of such term as defined by GAAP, except that current maturities of the Notes shall be excluded from Current Liabilities. Current asset or liability accounts associated with Hedging Agreements will be excluded from calculations of the Current Ratio.”

(e)         Section 9.14 of the Credit Agreement (Leverage Ratio) is hereby amended in its entirety to read as follows:

“The Borrower will not permit its Leverage Ratio as of the end of any fiscal quarter of the Borrower (calculated quarterly at the end of each fiscal quarter) to be (a) greater than 4.00 to 1.00 for the fiscal quarter ending December 31, 2009, (b) greater than 3.75 to 1.00 for the fiscal quarter ending March 31, 2010, and thereafter,provided, that, if the Borrower receives aggregate proceeds from a Secondary Equity Offering of $100,000,000 or more before offering costs and fees, then (x) commencing on such date through the fiscal quarter ending December 31, 2010, the ratio shall be 3.50 to 1.00, and (y) 3.25 to 1.00 thereafter. For the purposes of this Section 9.14, "Leverage Ratio" shall mean the ratio of (i) total Debt as of such date of the Borrower and its Consolidated Subsidiaries, to (ii) EBITDAX of the Borrower and its Consolidated Subsidiaries for the four fiscal quarters ending on such date.”

(f)         Section 9.15 of the Credit Agreement (Interest Coverage Ratio) is hereby amended in its entirety to read as follows:

“The Borrower will not permit its Interest Coverage Ratio as of the end of any fiscal quarter of the Borrower (calculated quarterly at the end of each fiscal quarter) to be less than (a) 2.25 to 1.00 through the fiscal quarter ending December 31, 2010, and (b) 2.75 to 1.00 thereafter. For the purposes of this Section 9.15, "Interest Coverage Ratio" shall mean the ratio of (i) EBITDAX for the four fiscal quarters ending on such date to (ii) interest expense for such four fiscal quarters of the Borrower and its Consolidated Subsidiaries.”

(g)        Section 10.01 of the Credit Agreement (Events of Default) is hereby amended by inserting Subsection (q), in order, to read as follows:

“(q) Borrower does not receive proceeds from the sale of capital stock or receive an equity contribution in an amount equal to at least $15,000,000 in the aggregate from any Person(s) after December 8, 2009 and prior to March 1, 2010.

(h)        Annex I to the Credit Agreement (List of Percentage Share and Maximum Credit Amounts) is hereby replaced in its entirety with Annex A attached hereto.

SECTION 3.   Borrowing Base Redeterminations. Agent and the Majority Lenders agree that the Borrowing Base on January 1, 2010 shall be One Hundred Thirty-Five Million Dollars ($135,000,000). In the event the Borrowing Base exceeds $105,000,000 on January 1, 2010 or any date thereafter, until the next Borrowing Base determination under Section 2.08(b) of the Credit Agreement, the following reductions shall be made until the Borrowing Base is equal to $105,000,000, but in no event shall the Borrowing Base be reduced below $105,000,000 pursuant to the reductions set forth in this Section 3:

(a)         on January 1, 2010, the Borrowing Base shall be reduced by the amount of net proceeds from the sale or issuance of capital stock or other equity interests of the Borrower received by Borrower on or after the date of this Amendment to and including December 31, 2009;

(b)        on or after January 1, 2010, the Borrowing Base shall be automatically reduced by the amount of net proceeds from the sale or issuance of capital stock or other equity interests of the Borrower received by Borrower on such date;

(c)         on February 1, 2010, the Borrowing Base shall automatically be reduced by $2,500,000;

(d)        on March 1, 2010, the Borrowing Base shall automatically be further reduced by $17,500,000;

(e)         on April 1, 2010, the Borrowing Base shall automatically be further reduced by $2,500,000;

Borrower acknowledges that notwithstanding anything to the contrary in the Credit Agreement, Agent may initiate one additional unscheduled redetermination in accordance with Section 2.08(d)(ii) of the Credit Agreement between January 1, 2010 and May 1, 2010.

SECTION 4.   Consent to Sale of Mortgaged Properties. Pursuant to Section 12.04 of the Credit Agreement, and not withstanding Section 9.16 of the Credit Agreement, Agent and the Majority Lenders hereby consent to the sale for cash of the Mortgaged Properties described on Annex B attached hereto on the terms set forth in the Purchase and Sale Agreement between Borrower, Guarantor and Shoreline Southeast LLC dated November 24, 2009, and authorize Agent to release all Liens covering such Mortgaged Properties securing the Obligations under the Credit Agreement, subject to the condition that if the sale occurs before January 1, 2010, the net proceeds of such sale be immediately used to prepay the Loans, together with interest on the principal amount paid accrued to the date of such prepayment and the Borrowing Base shall be automatically reduced by the amount of such net proceeds.

SECTION 5.    Conditions of Effectiveness. The obligations of Agent and the Lenders to amend the Credit Agreement as provided herein are subject to the fulfillment of the following conditions precedent:

(a)        Borrower and Guarantor shall have delivered to Agent four duly executed counterparts of this Amendment;

(b)       Borrower shall have paid all reasonable fees and expenses which are due and payable by Borrower on or prior to the date hereof under the Loan Documents, including, without limitation, all fees and expenses agreed pursuant to that certain Amendment Engagement Letter dated as of December 4, 2009, due and payable on the date hereof, and, to the extent invoiced, reimbursement or payment by Borrower of all reasonable expenses required to be reimbursed or paid by Borrower under the Loan Documents, including the reasonable fees and disbursements of Agent’s counsel, Haynes and Boone, LLP;

(c)        The Master Assignment Agreement dated as of December 7, 2009 shall have been duly executed by all parties thereto; and

(d)	no Material Adverse Effect shall have occurred.

SECTION 6.    Representations and Warranties. Borrower and Guarantor each represents and warrants to Agent and the Lenders, with full knowledge that Lenders are relying on the following representations and warranties in executing this Amendment, as follows:

(a)        It has the organizational power and authority to execute, deliver and perform this Amendment, and all organizational action on the part of it requisite for the due execution, delivery and performance of this Amendment has been duly and effectively taken.

(b)       The Agreement, the Loan Documents and each and every other document executed and delivered in connection herewith constitute the legal, valid and binding obligation of it, to the extent it is a party thereto, enforceable against it in accordance with their respective terms.

(c)        This Amendment does not and will not violate any provisions of any of the Organization Documents of it or any contract, agreement, instrument or requirement of any Governmental Authority to which it is subject. Its execution of this Amendment will not result in the creation or imposition of any lien upon any of its properties other than those permitted by the Credit Agreement and this Amendment.

(d)       Execution, delivery and performance of this Amendment does not require the consent or approval of any other Person (other than all Lenders), including, without limitation, any regulatory authority or governmental body of the United States of America or any state thereof or any political subdivision of the United States of America or any state thereof.

(e)	As of the date of this Amendment, it is Solvent.

(f)        Except to the extent expressly set forth herein as the contrary, nothing in this Section 6 is intended to amend any of the representations or warranties contained in the Agreement or the Loan Documents to which Borrower is a party.

SECTION 7.	Reference to and Effect on the Agreement.

(a)        Upon the effectiveness hereof, on and after the date hereof, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, shall mean and be a reference to the Credit Agreement as amended hereby.

(b)       Except as specifically amended by this Amendment, the Agreement shall remain in full force and effect and is hereby ratified and confirmed.

SECTION 8.    Cost, Expenses and Taxes. Borrower agrees to pay all reasonable legal fees and expenses to be incurred in connection with the preparation, reproduction, execution and delivery of this Amendment and the other instruments and documents to be delivered in connection with the transactions associated herewith, including reasonable attorneys’ fees, and agree to save Agent harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such fees.

SECTION 9.   Extent of Amendment. Except as otherwise expressly provided herein, neither the Agreement nor the other Loan Documents are amended, modified or affected by this Amendment. Borrower hereby ratifies and confirms that:

(a)       except as expressly amended hereby, all of the terms, conditions, covenants, representations, warranties and all other provisions of the Agreement remain in full force and effect;

(b)       each of the other Loan Documents are and remain in full force and effect in accordance with their respective terms; and

(c)       the Collateral is unimpaired by this Amendment except to the extent of the release of Liens covering the Mortgaged Properties described on Annex A hereto upon the conditions set forth herein.

SECTION 10.  Grant and Affirmation of Security Interest. Borrower hereby confirms and agrees that:

(a)       except as otherwise expressly set forth herein any and all liens, security interests and other security or Collateral now or hereafter held by Agent or Lenders as security for payment and performance of the obligations are hereby renewed and carried forth to secure payment and performance of all of the Obligations; and

(b)       the Loan Documents, as such may be amended in accordance herewith, are and remain legal, valid and binding obligations of the parties thereto, enforceable in accordance with their respective terms.

SECTION 11.   Claims.  As additional consideration to the execution, delivery, and performance of this Amendment by the parties hereto and to induce Agent and the Lenders to enter into this Amendment, Borrower and Guarantor each represents and warrants that it does not know of any defenses, counterclaims or rights of setoff to the payment of any Obligations of Borrower or Guarantor to Agent or Lenders.

SECTION 12.   Execution and Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of this Amendment by facsimile or in portable document format (.pdf) and other Loan Documents shall be equally as effective as delivery of a manually executed counterpart of this Amendment and such other Loan Documents.

SECTION 13.   Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Texas.

SECTION 14.   Headings. Section headings in this Amendment are included herein for convenience and reference only and shall not constitute a part of this Amendment for any other purpose.

SECTION 15.   NO ORAL AGREEMENTS. THE RIGHTS AND OBLIGATIONS OF EACH OF THE PARTIES TO THE LOAN DOCUMENTS SHALL BE DETERMINED SOLELY FROM WRITTEN AGREEMENTS, DOCUMENTS, AND INSTRUMENTS, AND ANY PRIOR ORAL AGREEMENTS BETWEEN SUCH PARTIES ARE SUPERSEDED BY AND MERGED INTO SUCH WRITINGS. THIS AGREEMENT (AS AMENDED IN WRITING FROM TIME TO TIME) AND THE OTHER WRITTEN LOAN DOCUMENTS EXECUTED BY BORROWER, GUARANTOR, AGENT AND LENDERS (TOGETHER WITH ALL FEE LETTERS AS THEY RELATE TO THE PAYMENT OF FEES AFTER THE DATE HEREOF) REPRESENT THE FINAL AGREEMENT BETWEEN SUCH PARTIES, AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BY SUCH PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN SUCH PARTIES.

SECTION 16.  No Waiver. Borrower and Guarantor each agrees that no Event of Default and no Default has been waived or remedied by the execution of this Amendment by Agent and Lenders, and any Default or Event of Default heretofore arising and currently continuing shall continue after the execution and delivery hereof. Nothing contained in this Amendment nor any past indulgence by Agent or the Lenders, nor any other action or inaction on behalf of Agent or the Lenders (i) shall constitute or be deemed to constitute a waiver of any Defaults or Events of Default which may exist under the Agreement or the other Loan Documents, or (ii) shall constitute or be deemed to constitute an election of remedies by Agent or the Lenders or a waiver of any of the rights or remedies of Agent or the Lenders provided in the Agreement or the other Loan Documents or otherwise afforded at law or in equity.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

BORROWER:

CRIMSON EXPLORATION INC.,

a Delaware corporation

By:	/s/ E. Joseph Grady

E. Joseph Grady

Senior Vice President and
Chief Financial Officer

GUARANTOR:

CRIMSON EXPLORATION OPERATING, INC., a Delaware corporation

By:	/s/ E. Joseph Grady
E. Joseph Grady
Senior Vice President and
Chief Financial Officer

Signature Page to Fourth Amendment to

Amended and Restated Credit Agreement

(Crimson Exploration Inc.)

AGENT AND LENDER:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By: /s/ Richard Gould
Name: Richard Gould

Title:   Senior Vice President

Signature Page to Fourth Amendment to

Amended and Restated Credit Agreement

(Crimson Exploration Inc.)

LENDERS:

THE ROYAL BANK OF SCOTLAND plc

By: /s/ Kelly Smith
Name: Kelly Smith

Title: Senior Vice President

Signature Page to Fourth Amendment to

Amended and Restated Credit Agreement

(Crimson Exploration Inc.)

FORTIS CAPITAL CORP.

By: /s/ Michaela Braun

Name: Michaela Braun
Title: Vice President

By: /s/ Chad Clark

Name: Chad Clark
Title: Director

Signature Page to Fourth Amendment to

Amended and Restated Credit Agreement

(Crimson Exploration Inc.)

REGIONS BANK

By:	/s/ Kelly L. Elmore III
Name: Kelly L. Elmore

Title: Senior Vice President

Signature Page to Fourth Amendment to

Amended and Restated Credit Agreement

(Crimson Exploration Inc.)

BANK OF TEXAS, NA

By: /s/ Trudy W. Nelson

Name: Trudy W. Nelson
Title: Senior Vice President

Signature Page to Fourth Amendment to

Amended and Restated Credit Agreement

(Crimson Exploration Inc.)

BANK OF SCOTLAND, PLC

By: /s/ Karen Weich

Name: Karen Weich
Title: Vice President

Signature Page to Fourth Amendment to

Amended and Restated Credit Agreement

(Crimson Exploration Inc.)

ANNEX A

ANNEX I

LIST OF PERCENTAGE SHARES AND

MAXIMUM REVOLVING CREDIT AMOUNTS

Name of Lender	Percentage Share	Maximum Revolving Credit Amount
Wells Fargo Bank, National Association	26%	$104,000,000.00
The Royal Bank of Scotland plc	20%	$80,000,000.00
Regions Bank	18%	$72,000,000.00
Fortis Capital Corp.	12%	$48,000,000.00
Bank of Scotland, PLC	12%	$48,000,000.00
Bank of Texas, N.A.	12%	$48,000,000.00
TOTAL	100%	$400,000,000.00

Annex A to Fourth Amendment to

Amended and Restated Credit Agreement

(Crimson Exploration Inc.)

ANNEX B

[SUBJECT SOUTH LOUISIANA PROPERTIES]

Annex B to Fourth Amendment to

Amended and Restated Credit Agreement

(Crimson Exploration Inc.)